Exhibit (g)(1)(ii)

Execution Version

AMENDMENT TO CUSTODIAN

AND FUND ACCOUNTING AGREEMENT

[Mutual Funds]

This Amendment, dated and effective as of December 17, 2012, is by and between the management investment companies listed on Schedule A hereto (the “Funds”) and State Street Bank and Trust Company (the “Custodian”).

WHEREAS, the Funds (together with their applicable Portfolios) and the Custodian are parties to a Master Custodian and Fund Accounting Agreement dated as of January 1, 2011 (as amended, modified and supplemented and in effect from time to time, the “Custodian Agreement”); and

WHEREAS, the Funds and the Custodian desire to amend certain provisions of the Custodian Agreement;

NOW THEREFORE, in consideration of the foregoing and the mutual covenants and agreements hereinafter contained, the parties hereby agree to amend the Custodian Agreement, pursuant to the terms thereof, as follows:

1.	INITIAL TERM

The first sentence of Section 17 of the Custodian Agreement is hereby deleted in its entirety and replaced to read as follows:

“This Agreement shall remain in full force and effect for an initial term ending December 17, 2017 (the “Initial Term”).”

2.	TERMINATION

In addition to the termination rights of the Funds set forth in the first paragraph of Section 17 of the Custodian Agreement, the parties hereto agree that the Custodian Agreement may be terminated by any Fund in accordance with the first paragraph of such Section 17 in the event of the termination of that certain Master Sub-Administration Agreement dated as of the date hereof, and as may be amended from time to time, by and between Transamerica Fund Services, Inc. (the “Administrator”) and State Street Bank and Trust (the “Sub-Administrator”) (the “Sub-Administration Agreement”), resulting from the Administrator’s exercise of a termination right with respect to the Sub-Administration Agreement in accordance with Section 12.2 of the Sub-Administration Agreement; provided, that a Fund may only terminate the Custodian Agreement pursuant to this Section 2 within six (6) months of the effective date of the termination of the Sub-Administration Agreement.

Exhibit (g)(1)(ii)

3.	CONTINUING AGREEMENT

Except as expressly amended by this Amendment, the provisions of the Custodian Agreement shall remain in full force and effect.

[signature page immediately follows]

Exhibit (g)(1)(ii)

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and behalf by its duly authorized representative as of the date first written above.

EACH OF THE ENTITIES

SET FORTH ON SCHEDULE A HERETO

Exhibit (g)(1)(ii)

By:	/s/ Thomas A. Swank
Name:	Thomas A. Swank
Title:	President & Chief Executive Officer

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Michael F. Rogers
Name:	Michael F. Rogers
Title:	Executive Vice President

Signature page to

AMENDMENT TO CUSTODIAN

AND FUND ACCOUNTING AGREEMENT

[Mutual Funds]

Exhibit (g)(1)(ii)

CUSTODIAN

AND FUND ACCOUNTING AGREEMENT

[Mutual Funds]

Schedule A

TRANSAMERICA FUNDS

Fund Name
Transamerica Arbitrage Strategy
Transamerica Asset Allocation – Conservative Portfolio
Transamerica Asset Allocation – Growth Portfolio
Transamerica Asset Allocation – Moderate Growth Portfolio
Transamerica Asset Allocation - Moderate Portfolio
Transamerica Bond
Transamerica Capital Growth
Transamerica Commodity Strategy
Transamerica Core Bond
Transamerica Developing Markets Equity
Transamerica Diversified Equity
Transamerica Emerging Markets Debt
Transamerica Emerging Markets Equity
Transamerica Enhanced Muni
Transamerica Flexible Income
Transamerica Global Allocation
Transamerica Global Macro
Transamerica Global Real Estate Securities
Transamerica Growth
Transamerica Growth Opportunities
Transamerica High Yield Bond
Transamerica Income & Growth
Transamerica International
Transamerica International Bond
Transamerica International Equity
Transamerica International Equity Opportunities
Transamerica International Small Cap
Transamerica International Value Opportunities
Transamerica Large Cap Growth
Transamerica Large Cap Value
Transamerica Large Company
Transamerica Long/Short Strategy
Transamerica Managed Futures Strategy
Transamerica Mid Cap Value
Transamerica Money Market
Transamerica Multi-Managed Balanced

Exhibit (g)(1)(ii)

Transamerica Multi-Manager Alternative Strategies Portfolio
Transamerica Multi-Manager International Portfolio
Transamerica Real Return TIPS
Transamerica Select Equity
Transamerica Short-Term Bond
Transamerica Small Cap Growth
Transamerica Small Cap Value
Transamerica Small Company Growth Liquidating Trust
Transamerica Small/Mid Cap Value
Transamerica Tactical Allocation
Transamerica Tactical Income
Transamerica Tactical Rotation
Transamerica Total Return
Transamerica Value
Transamerica Dividend Focused (Effective January 4, 2013)
Transamerica International Small Cap Value (Effective January 4, 2013)

TRANSAMERICA SERIES TRUST

Fund Name
Transamerica AEGON Active Asset Allocation - Conservative VP
Transamerica AEGON Active Asset Allocation - Moderate Growth VP
Transamerica AEGON Active Asset Allocation - Moderate VP
Transamerica AEGON High Yield Bond VP
Transamerica AEGON Money Market VP
Transamerica AEGON U.S. Government Securities VP
Transamerica AllianceBernstein Dynamic Allocation VP
Transamerica Asset Allocation – Conservative VP
Transamerica Asset Allocation – Growth VP
Transamerica Asset Allocation – Moderate VP
Transamerica Asset Allocation - Moderate Growth VP
Transamerica BlackRock Global Allocation VP
Transamerica BlackRock Large Cap Value VP
Transamerica BlackRock Tactical Allocation VP
Transamerica Clarion Global Real Estate Securities VP
Transamerica Efficient Markets VP
Transamerica Hanlon Income VP
Transamerica Index 35 VP
Transamerica Index 50 VP
Transamerica Index 75 VP
Transamerica Index 100 VP
Transamerica International Moderate Growth VP
Transamerica Janus Balanced VP
Transamerica Jennison Growth VP

Exhibit (g)(1)(ii)

Transamerica JPMorgan Core Bond VP
Transamerica JPMorgan Enhanced Index VP
Transamerica JPMorgan Mid Cap Value VP
Transamerica JPMorgan Tactical Allocation VP
Transamerica Legg Mason Dynamic Allocation - Balanced VP
Transamerica Legg Mason Dynamic Allocation - Growth VP
Transamerica Madison Balanced Allocation VP
Transamerica Madison Conservative Allocation VP
Transamerica Madison Diversified Income VP
Transamerica Market Participation Strategy VP
Transamerica MFS International Equity VP
Transamerica Morgan Stanley Active International Allocation VP
Transamerica Morgan Stanley Capital Growth VP
Transamerica Morgan Stanley Mid-Cap Growth VP
Transamerica Multi Managed Balanced VP
Transamerica Multi Managed Large Cap Core VP
Transamerica PIMCO Real Return TIPS VP
Transamerica PIMCO Tactical - Balanced VP
Transamerica PIMCO Tactical - Conservative VP
Transamerica PIMCO Tactical - Growth VP
Transamerica PIMCO Total Return VP
Transamerica ProFund UltraBear VP
Transamerica Systematic Small/Mid Cap Value VP
Transamerica T. Rowe Price Small Cap VP
Transamerica Third Avenue Value VP
Transamerica WMC Diversified Growth VP
Transamerica WMC Diversified Growth II VP

TRANSAMERICA PARTNERS PORTFOLIOS

Fund Name
Transamerica Partners Balanced Portfolio
Transamerica Partners Core Bond Portfolio
Transamerica Partners High Quality Bond Portfolio
Transamerica Partners High Yield Bond Portfolio
Transamerica Partners Inflation-Protected Securities Portfolio
Transamerica Partners International Equity Portfolio
Transamerica Partners Large Core Portfolio
Transamerica Partners Large Growth Portfolio
Transamerica Partners Large Value Portfolio
Transamerica Partners Mid Growth Portfolio
Transamerica Partners Mid Value Portfolio
Transamerica Partners Money Market Portfolio
Transamerica Partners Small Core Portfolio
Transamerica Partners Small Growth Portfolio
Transamerica Partners Small Value Portfolio

TRANSAMERICA PARTNERS FUNDS GROUP

Fund Name
Transamerica Institutional Asset Allocation - Intermediate Horizon
Transamerica Institutional Asset Allocation - Intermediate/Long Horizon
Transamerica Institutional Asset Allocation - Long Horizon
Transamerica Institutional Asset Allocation - Short Horizon
Transamerica Institutional Asset Allocation - Short/Intermediate Horizon
Transamerica Partners Balanced
Transamerica Partners Core Bond
Transamerica Partners High Quality Bond
Transamerica Partners High Yield Bond
Transamerica Partners Inflation-Protected Securities
Transamerica Partners International Equity
Transamerica Partners Large Core
Transamerica Partners Large Growth
Transamerica Partners Large Value
Transamerica Partners Mid Growth
Transamerica Partners Mid Value
Transamerica Partners Money Market
Transamerica Partners Small Core
Transamerica Partners Small Growth
Transamerica Partners Small Value
Transamerica Partners Stock Index

Exhibit (g)(1)(ii)

TRANSAMERICA PARTNERS FUNDS GROUP II

Fund Name
Transamerica Asset Allocation - Intermediate Horizon
Transamerica Asset Allocation - Intermediate/Long Horizon
Transamerica Asset Allocation - Long Horizon
Transamerica Asset Allocation - Short Horizon
Transamerica Asset Allocation - Short/Intermediate Horizon
Transamerica Partners Institutional Balanced
Transamerica Partners Institutional Core Bond
Transamerica Partners Institutional High Quality Bond
Transamerica Partners Institutional High Yield Bond
Transamerica Partners Institutional Inflation-Protected Securities
Transamerica Partners Institutional International Equity
Transamerica Partners Institutional Large Core
Transamerica Partners Institutional Large Growth
Transamerica Partners Institutional Large Value
Transamerica Partners Institutional Mid Growth
Transamerica Partners Institutional Mid Value
Transamerica Partners Institutional Money Market
Transamerica Partners Institutional Small Core
Transamerica Partners Institutional Small Growth
Transamerica Partners Institutional Small Value
Transamerica Partners Institutional Stock Index

TRANSAMERICA ASSET ALLOCATION VARIABLE FUNDS

Transamerica Asset Allocation – Intermediate Horizon Subaccount
Transamerica Asset Allocation – Intermediate/Long Horizon Subaccount
Transamerica Asset Allocation – Short Horizon Subaccount

TRANSAMERICA SMALL COMPANY GROWTH LIQUIDATING TRUST